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                                                                   EXHIBIT 10.16


                TRUST AGREEMENT FOR KENT ELECTRONICS CORPORATION
                           DEFERRED COMPENSATION PLAN



         This Agreement is made this 28th day of July, 1994, by and between Kent Electronics Corporation (the "Company") and Texas Commerce Bank National Association (the Trustee).

         WHEREAS, the Company has adopted the nonqualified deferred compensation plan known as the Kent Electronics Corporation Deferred Compensation Plan (the "Plan");

         WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

         WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated Associates for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"); and;

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         SECTION 1.       ESTABLISHMENT OF TRUST.

         (a) The Company hereby deposits with the Trustee in trust $1,000.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b)     The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
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         (d)     The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (f) Upon a Change of Control, as defined herein, the Company may, within a reasonable time after the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which such Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

         (g) The Company will provide the Trustee any reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property contributed to the Trust as the Trustee may require. The Trustee shall have no duty or authority to (1) require any deposits to be made under the Plan or to the Trustee, (2) compute any amount to be deposited under the Plan to the Trustee, or (3) determine whether amounts received by the Trustee comply with the Plan. Assets of the Trust may, in the Trustee's discretion, be held in an account with an affiliate of the Trustee.

         SECTION 2.    PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that (i) indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), and (ii) provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan) and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Payment Schedule shall be delivered to the Trustee not more than 30 business days nor fewer than 15 business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to the Trustee not more than 30 days nor fewer than 15 days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. The Trustee shall make provision for the withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan, it being understood among the parties hereto that (1) the





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Company shall on a timely basis provide the Trustee specific information as to the amount of taxes to be withheld, and (2) the Company shall be obligated to receive such withheld taxes from the Trustee and properly pay and report such amounts to the appropriate taxing authorities.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to make a directed payment in full.

         (d) The Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the value of the Trust's assets.

         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered Insolvent for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                 (1) The Committee (as defined in the Plan) shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                 (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the





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Company is Insolvent, the Trustee shall have no duty to inquire whether the
Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency. The Trustee shall be reimbursed for all reasonable costs to make such determination.

                 (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                 (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this the Trustee Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance; provided that the Company has given the Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.

         SECTION 4.    PAYMENTS TO THE COMPANY.

         Except as provided in this Section 4 (and in Section 3) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan. Notwithstanding the foregoing, the Company shall have the right to direct the Trustee to return to the Company all or a portion of the Excess Assets, and the Trustee shall be entitled to rely on such direction as being proper. The term "Excess Assets" shall mean those assets in excess of 125% of the Plan liabilities as of any Plan Allocation date.





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         SECTION 5.       INVESTMENT AUTHORITY.

         (a) The Trustee shall have the authority and discretion to invest and reinvest the assets of the Trust, except to the extent directed to do so by the Plan Committee. In the event of a Change of Control, the Trustee shall have the sole responsibility and authority to invest and reinvest the assets of the Trust for a period of five (5) years following such Change in Control.

         (b) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

         (c) The Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

         (d) The Trustee, or the Trustee's designee, is authorized and empowered:

                 (1) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

                 (2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

                 (3) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

                 (4) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

                 (5) To settle, compromise or abandon all claims and demands in favor of or against the Trust, and





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                 (6)      To exercise all of the further rights, powers,
options and privileges granted, provided for, or vested in trustees generally under the laws of the State of Texas, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto.

         (e) To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as trustee of the Trust, the Trustee shall have the following additional powers and authority:

                 (1) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

                 (2) To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, attorneys and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to the Trustee or an affiliate, and, as a part of its administrative expenses under this Trust Agreement, to pay their reasonable expenses and compensation from the Trust;

                 (3) To make, execute and deliver, as the Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

                 (4) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

         SECTION 6.       DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.





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         SECTION 7.       ACCOUNTING BY THE TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         SECTION 8.       RESPONSIBILITY OF THE TRUSTEE; INDEMNIFICATION.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. The Trustee shall incur no liability to any person for any failure to act in the absence of direction, request or approval from the Company which is contemplated by, and in conformity with, the terms of this Trust Agreement. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an





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insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (g) The Company hereby indemnifies the Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all losses, claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with directions from the Company or any designee of the Company, or by reason of the Indemnified Party's execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Company's obligations described in the preceding sentence are to be satisfied promptly by the Company; provided, however, in the event the loss, claim, liability, damage, cost or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or other proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly upon request thereafter return to the Company any amount previously received by the Trustee under this subsection with respect to such loss, claim, liability, damage, cost or expense. If the Company does not pay such amounts due hereunder in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Company.

         SECTION 9.       COMPENSATION AND EXPENSES OF THE TRUSTEE.

         The Company shall promptly pay all administrative and Trustee's fees and expenses, including taxes on trust income. If not so paid, the fees and expenses shall be paid from the Trust by the Trustee without direction from the Company.

         SECTION 10.      RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.





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         (c)     Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for 5 years without the approval of a majority of the Plan participants; provided, however, the Trustee may still resign.

         (d) If the Trustee resigns within 5 years after a Change of Control, as defined herein, the Company shall select a successor Trustee, but such successor Trustee must be approved by a majority of the Plan participants.

         (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit, provided that the Trustee is provided assurance by the Company satisfactory to the Trustee that all fees and expenses reasonably anticipated will be promptly paid or reimbursed.

         (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         (g) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall fully terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

         SECTION 11.      APPOINTMENT OF SUCCESSOR.

         (a)     If the Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) If the Trustee resigns pursuant to the provisions of Section 10(d) hereof and the Company selects a successor Trustee, the Company may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when approved by a majority of the





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Participants and accepted in writing by the new Trustee.  The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         SECTION 12.      AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

         (c) This Trust Agreement may not be amended by the Company for 5 years following a Change of Control, as defined herein.

         SECTION 13.      MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

         (d) For purposes of this Trust, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power





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of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

         (e) The provisions of Section 8(g) of this Trust Agreement shall survive termination of this Agreement.

         (f) The rights, duties, responsibilities, obligations and liabilities of the Trustee are set forth in this Trust Agreement, and no provision of the Plan or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

         SECTION 14.      EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be July 3, 1994.

         IN WITNESS WHEREOF, this Trust Agreement has been executed by the parties hereto as of the day and year first above written in several original counterparts each of which shall be deemed the original, and each of which shall constitute but one and the same document.

                                     KENT ELECTRONICS CORPORATION
                                     (the "Company")


                                     By: /s/  Stephen J. Chapko
                                     -----------------------------------
                                     Name:  Stephen J. Chapko
                                     Title: Vice President and Treasurer


                                     TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION (THE "TRUSTEE")



                                     By: /s/  Luke Provenzano
                                     -----------------------------------
                                     Name:  Luke Provenzano
                                     Title: Vice President





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